UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39536	84-3199512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2280 Inwood Road Dallas, Texas		75235
(Address of Principal Executive Offices)		(Zip Code)

(214) 612-0000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2020, Taysha Gene Therapies, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Patriot Park Partners II, LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 187,500 square feet of a manufacturing facility located at 5 National Way, Durham, North Carolina (the “Facility”).

The Lease commences on April 1, 2021 and will have a term of approximately fifteen years and six months. The Company has two options to the extend the term of the Lease, each for a period of an additional five years. The Company’s obligation for the payment of base rent for the Facility will initially be approximately $104,687.50 per month and will increase annually, up to an estimated monthly base rent of $157,261.45 during the term of the Lease. The Company is obligated to pay operating expenses and utilities applicable to the Facility. The Company was not required to provide a security deposit in connection with its entry into the Lease. The Company will be responsible for constructing interior improvements within the Facility.

The Company has the option to purchase the Facility for $26.25 million prior to January 15, 2021. The Company also has a one-time right of first offer during the term of the Lease to purchase the Facility.

The Landlord has the right to terminate the Lease upon specified events of default, including the Company’s failure to pay rent in a timely manner and upon the occurrence of certain events of insolvency with respect to the Company. The Company may terminate the Lease if construction of the base building shell of the Facility is not complete by May 16, 2021.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

The foregoing is a summary description of certain terms of the Lease, is not complete and is qualified in its entirety by reference to the text of the Lease, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On December 17, 2020, the Company issued a press release entitled “Taysha Gene Therapies Announces New cGMP Gene Therapy Manufacturing Facility.” The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated December 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

Dated: December 17, 2020	By:	/s/ Kamran Alam
Kamran Alam
Chief Financial Officer